Exhibit 99

NEWS RELEASE

SILICON LABORATORIES REPORTS STRONG FIRST QUARTER
PERFORMANCE

AUSTIN, Texas – April 24, 2006 – Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported four percent sequential growth to $114.5 million for the first quarter of 2006.

Both the broad-based mixed-signal and mobile handset businesses grew sequentially in the first quarter. The broad-based mixed-signal business grew five percent sequentially due in part to solid demand for the ProSLIC® subscriber line interface products and mixed-signal microcontrollers (MCUs). ProSLIC revenue increased by 60 percent compared to the first quarter of 2005, benefiting from strength in the VoIP market. The mixed-signal MCU business revenue increased sequentially, and the portfolio expanded to include new, major product families in USB and Embedded Ethernet.

The ramp of the company’s FM tuner and continued strong demand in the GSM/GPRS market were responsible for mobile handset revenue growth. The company shipped a record number of RF transceivers and continued to add FM tuner design wins and customers.

The company also reported progress on design activity for the Aero® IIe EDGE transceiver, the SiRX® satellite set-top box receiver and the oscillator products.

“We are pleased with the healthy demand for our products and the progress we have made preparing our recently launched products for mass production,” said Necip Sayiner, president and CEO of Silicon Laboratories. “We are focused on product execution and on winning new market and customer opportunities to establish a solid foundation for continued growth.”

Financial Highlights

GAAP operating income for the first quarter was $11.0 million. Non-GAAP operating income for the first quarter was $20.8 million or 18.2 percent of revenue. GAAP net income for the first quarter was $11.1 million, or 19 cents per fully diluted share. Non-GAAP net income per fully diluted share, excluding pro-forma charges was 33 cents. The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below. The company increased cash and short-term investments by approximately $43 million to $407 million at quarter end.

For the second quarter of 2006, the company anticipates revenue of $116 to $120 million.

Conference Call Today

A conference call discussing the first quarter results will follow the release at 7:30 a.m. Central Time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 866-501-8774 or +1 203-369-1854 (international). These replays will be available through May 9th, 2006.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, ProSLIC, Aero, AeroFONE, ISOmodem, SiRX and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended
	April 1, 2006	April 2, 2005
Revenues	$114,540	$104,764
Cost of revenues	51,300	48,560
Gross profit	63,240	56,204
Operating expenses:
Research and development	27,557	19,553
Selling, general and administrative	24,702	16,878
Operating expenses	52,259	36,431
Operating income	10,981	19,773
Other income (expense):
Interest income	3,202	1,412
Interest expense	(175)	(56)
Other income (expense), net	247	(15)
Income before income taxes	14,255	21,114
Provision for income taxes	3,191	3,741
Net income	$11,064	$17,373
Net income per share:
Basic	$0.20	$0.33
Diluted	$0.19	$0.31
Weighted-average common shares outstanding:
Basic	55,066	52,468
Diluted	57,656	55,365

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	April 1, 2006	April 2, 2005
GAAP net income	$11,064	$17,373
Stock compensation adjustments:
Cost of revenues	144	10
Research and development	4,302	586
Selling, general and administrative	5,376	157
Provision for income taxes	(1,733)	(272)
Research and development grant	—	(1,439)
Non-GAAP net income	$19,153	$16,415

Diluted shares outstanding	57,656	55,365
Non-GAAP diluted net income per share	$0.33	$0.30

	Three Months Ended
	April 1, 2006	April 2, 2005
GAAP operating income	$10,981	$19,773
Stock compensation adjustments:
Cost of revenues	144	10
Research and development	4,302	586
Selling, general and administrative	5,376	157
Research and development grant	—	(1,439)
Non-GAAP operating income	$20,803	$19,087

Non-GAAP operating income %	18%	18%

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	April 1, 2006	December 31, 2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$105,595	$100,504
Short-term investments	301,494	263,206
Accounts receivable, net of allowance for doubtful accounts of $1,088 at April 1, 2006 and December 31, 2005	76,057	68,824
Inventories	24,053	23,132
Deferred income taxes	13,114	11,505
Prepaid expenses and other	16,442	9,670
Total current assets	536,755	476,841
Property, equipment and software, net	28,507	32,584
Goodwill	62,877	62,877
Other intangible assets, net	14,044	14,838
Other assets, net	31,091	25,863
Total assets	$673,274	$613,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,304	$43,846
Accrued expenses	13,063	11,307
Deferred income on shipments to distributors	42,115	34,036
Income taxes payable	15,860	18,348
Total current liabilities	113,342	107,537
Long-term obligations and other liabilities	11,666	7,418
Total liabilities	125,008	114,955
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 55,491 and 54,530 shares issued and outstanding at April 1, 2006 and December 31, 2005, respectively	6	5
Additional paid-in capital	373,332	335,284
Deferred stock compensation	—	(1,105)
Retained earnings	174,928	163,864
Total stockholders’ equity	548,266	498,048
Total liabilities and stockholders’ equity	$673,274	$613,003

Certain prior period amounts have been reclassified to conform to the current period presentation.

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